Entravision Communications

Exhibit 99.1

ENTRAVISION COMMUNICATIONS CORPORATION REPORTS

FOURTH QUARTER AND FULL YEAR 2025 RESULTS

BURBANK, CALIFORNIA, March 5, 2026 – Entravision Communications Corporation (NYSE: EVC), a media and advertising technology company, today announced financial results for its fourth quarter and fiscal year ended December 31, 2025.

"Our Media segment net revenue declined 32% in the fourth quarter of 2025 year-over-year, primarily due to lower political revenue. These results included a 4% increase in local advertising revenue and a 5% decline in national advertising revenue, excluding political revenue," said Michael Christenson, Chief Executive Officer. "Our Advertising Technology & Services segment net revenue increased 123% in the fourth quarter of 2025 year-over-year. This performance was driven by our strategic investments in the AI capabilities of our platform and expanded sales capacity. Our Advertising Technology & Services segment had higher monthly active advertisers and higher revenue per monthly active advertiser."

Mr. Christenson continued, “We repaid $5 million on our bank term loan in the fourth quarter of 2025, bringing our total reduction during the full year to $20 million. We remain committed to reducing our debt and maintaining a strong balance sheet.”

Highlights

Entravision reports its operating results for two segments. The Media segment provides video, audio and digital marketing services to local and national advertisers in the U.S. The Advertising Technology & Services ("ATS") segment provides programmatic advertising technology and services to advertisers and mobile app developers on a global basis.

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Consolidated net revenue increased 26% for fourth quarter 2025 compared to fourth quarter 2024, and increased 23% for full year 2025 compared to full year 2024.
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Media segment net revenue decreased 32% for fourth quarter 2025 compared to fourth quarter 2024, and decreased 20% for full year 2025 compared to full year 2024, primarily due to decreases in political advertising revenue, retransmission consent revenue, and spectrum usage rights revenue, partially offset by an increase in digital advertising revenue.
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ATS segment net revenue increased 123% for fourth quarter 2025 compared to fourth quarter 2024, and increased 90% for full year 2025 compared to full year 2024, primarily due to increases in advertising revenue including advertising spend per client.
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Segment operating profit was $11.9 million for fourth quarter 2025, a decrease of 43% compared to fourth quarter 2024. Segment operating profit was $27.6 million for full year 2025, a decrease of 41% compared to full year 2024.
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Media segment operating loss was $0.4 million for fourth quarter 2025, compared to operating profit of $18.5 million for fourth quarter 2024. Media segment operating loss was $6.2 million for full year 2025, compared to operating profit of $38.7 million for full year 2024.
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ATS segment operating profit was $12.3 million for fourth quarter 2025, an increase of 464% compared to fourth quarter 2024. ATS segment operating profit was $33.8 million for full year 2025, an increase of 317% compared to full year 2024.
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Corporate expenses decreased 13% for fourth quarter 2025 compared to fourth quarter 2024, primarily due to expense reductions in rent and professional services. Corporate expenses decreased 28% for full year 2025 compared to full year 2024, primarily due to expense reductions in salaries, non-cash stock-based compensation, rent and professional services.
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The company made a $5.0 million scheduled debt payment and paid a dividend of $4.6 million in fourth quarter 2025.
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The company had $63.2 million in cash and cash equivalents and marketable securities as of December 31, 2025, compared to $100.6 million as of December 31, 2024. Net cash provided by operating activities was $9.8 million and $10.6 million for fourth quarter and full year 2025, respectively.

Entravision Communications

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Entravision’s board of directors approved a quarterly cash dividend to shareholders of $0.05 per share on the company's Class A and Class U common stock. The dividend is payable on March 31, 2026 to shareholders of record as of the close of business on March 17, 2026.

Notice of Conference Call

Entravision will host a webinar to discuss its fourth quarter and full year 2025 results on Thursday, March 5, 2026 at 5:00 p.m. Eastern Time. The webinar may be accessed on company’s Investor Relations website at investor.entravision.com or via webinar registration. The webinar will also be archived on the company’s Investor Relations website under the Events section.

About Entravision Communications Corporation

Entravision is a media and advertising technology company. In the U.S., we provide video, audio and digital marketing services to local and national advertisers through a portfolio of television and radio stations and digital advertising services that target Latino audiences. Our advertising technology business provides programmatic advertising technology and services to advertisers and app developers on a global basis. Entravision is the largest affiliate group of the Univision and UniMás television networks. Shares of Entravision Class A Common Stock trade on the NYSE under the ticker: EVC. Learn more about us at entravision.com.

Forward-Looking Statements

This press release contains certain forward-looking statements. These forward-looking statements, which are included in accordance with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, may involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results and performance in future periods to be materially different from any future results or performance suggested by the forward-looking statements in this press release. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that actual results will not differ materially from these expectations, and the Company disclaims any duty to update any forward-looking statements made by the Company. From time to time, these risks, uncertainties and other factors are discussed in the Company’s filings with the Securities and Exchange Commission.

For more information, please contact:

Mark Boelke	Roy Nir
Chief Financial Officer and Chief Operating Officer	VP, Financial Reporting and Investor Relations
Entravision	Entravision
310-447-3870	310-447-3870
ir@entravision.com	ir@entravision.com

# # #

(Financial Tables Follow)

Entravision Communications

Entravision Communications Corporation

Segment Results (Unaudited)

(In thousands)

	Three-Month Ended			Year Ended
	December 31,			December 31,
	2025	2024	% Change	2025	2024	% Change
Net Revenue
Media	$45,764	$67,260	(32)%	$176,659	$222,061	(20)%
Advertising Technology & Services	88,614	39,702	123%	270,935	142,887	90%
Consolidated	134,378	106,962	26%	447,594	364,948	23%
Cost of revenue
Media	$5,308	$4,838	10%	$18,240	$16,726	9%
Advertising Technology & Services	56,336	23,475	140%	165,872	85,470	94%
Consolidated	61,644	28,313	118%	184,112	102,196	80%
Direct operating expenses
Media	27,642	28,583	(3)%	109,583	110,988	(1)%
Advertising Technology & Services	14,699	8,505	73%	47,219	25,274	87%
Consolidated	42,341	37,088	14%	156,802	136,262	15%
Selling, general and administrative expenses
Media	10,586	12,159	(13)%	43,995	42,759	3%
Advertising Technology & Services	5,197	4,900	6%	22,775	20,109	13%
Consolidated	15,783	17,059	(7)%	66,770	62,868	6%
Depreciation and amortization
Media	2,656	3,135	(15)%	11,041	12,891	(14)%
Advertising Technology & Services	52	637	(92)%	1,301	3,930	(67)%
Consolidated	2,708	3,772	(28)%	12,342	16,821	(27)%
Segment operating profit (loss)
Media	(428)	18,545	*	(6,200)	38,697	*
Advertising Technology & Services	12,330	2,185	464%	33,768	8,104	317%
Consolidated	11,902	20,730	(43)%	27,568	46,801	(41)%
Corporate expenses	6,523	7,509	(13)%	27,026	37,498	(28)%
Change in fair value of contingent consideration	—	1	(100)%	—	(629)	(100)%
Impairment charge	26,002	61,220	(58)%	55,380	61,220	(10)%
Loss on lease abandonment	—	—	*	25,191	—	*
Restructuring costs	(375)	—	*	2,813	—	*
Foreign currency (gain) loss	413	572	(28)%	523	692	(24)%
Operating income (loss)	(20,661)	(48,572)	(57)%	(83,365)	(51,980)	60%
Interest expense	(3,618)	(3,824)	(5)%	(15,121)	(16,472)	(8)%
Interest income	488	657	(26)%	2,286	2,458	(7)%
Dividend income	7	—	*	9	10	(10)%
Realized gain (loss) on marketable securities	1	—	*	7	(110)	*
Gain (loss) on debt extinguishment	—	—	*	(214)	(91)	135%
Income (loss) before income taxes from continuing operations	$(23,783)	$(51,739)	(54)%	$(96,398)	$(66,185)	46%

Capital expenditures
Media	$1,113	$2,543		$6,597	$7,089
Advertising Technology & Services	96	74		183	372
Consolidated	$1,209	$2,617		$6,780	$7,461

Entravision Communications

Entravision Communications Corporation

Consolidated Statements of Operations (Unaudited)

(In thousands, except share and per share data)

	Three-Month Period		Twelve-Month Period
	Ended December 31,		Ended December 31,
	2025	2024	2025	2024
Net revenue	$134,378	$106,962	$447,594	$364,948
Expenses:
Cost of revenue	61,644	28,313	184,112	102,196
Direct operating expenses	42,341	37,088	156,802	136,262
Selling, general and administrative expenses	15,783	17,059	66,770	62,868
Corporate expenses	6,523	7,509	27,026	37,498
Depreciation and amortization	2,708	3,772	12,342	16,821
Change in fair value of contingent consideration	—	1	—	(629)
Impairment charge	26,002	61,220	55,380	61,220
Loss on lease abandonment	—	—	25,191	—
Restructuring costs	(375)	—	2,813	—
Foreign currency (gain) loss	413	572	523	692
	155,039	155,534	530,959	416,928
Operating income (loss)	(20,661)	(48,572)	(83,365)	(51,980)
Interest expense	(3,618)	(3,824)	(15,121)	(16,472)
Interest income	488	657	2,286	2,458
Dividend income	7	—	9	10
Realized gain (loss) on marketable securities	1	—	7	(110)
Gain (loss) on debt extinguishment	—	—	(214)	(91)
Income before income taxes	(23,783)	(51,739)	(96,398)	(66,185)
Income tax (expense) benefit	6,319	(3,932)	18,000	(4,105)
Net income (loss) from continuing operations	(17,464)	(55,671)	(78,398)	(70,290)
Income (loss) from discontinued operations	(741)	(687)	(769)	(78,618)
Net income (loss) attributable to common stockholders	$(18,205)	$(56,358)	$(79,167)	$(148,908)

Basic and diluted earnings (loss) per share:
Net income (loss) per share attributable to common stockholders, basic and diluted	$(0.20)	$(0.62)	$(0.87)	$(1.66)

Cash dividends declared per common share, basic and diluted	$0.05	$0.05	$0.20	$0.20

Weighted average common shares outstanding, basic and diluted	91,136,401	90,175,742	91,016,645	89,876,538

Entravision Communications

Entravision Communications Corporation

Consolidated Balance Sheets (Unaudited)

(In thousands)

	December 31,	December 31,
	2025	2024
ASSETS
Current assets
Cash and cash equivalents	$59,439	$95,914
Marketable securities	3,762	4,694
Restricted Cash	797	786
Trade receivables, net of allowance for doubtful accounts	94,912	68,319
Assets held for sale	5,597	—
Prepaid expenses and other current assets	18,974	16,587
Total current assets	183,481	186,300
Property and equipment, net	44,797	60,616
Intangible assets subject to amortization, net	2,593	4,417
Intangible assets not subject to amortization	123,275	177,276
Goodwill	7,352	7,352
Deferred income taxes	3,823	2,650
Operating leases right of use asset	18,807	40,762
Other assets	3,383	7,905
Total assets	$387,511	$487,278

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Current maturities of long-term debt	$20,000	$-
Accounts payable and accrued expenses	91,736	53,882
Operating lease liabilities	9,737	7,744
Total current liabilities	121,473	61,626
Long-term debt, less current maturities, net of unamortized debt issuance costs	147,119	186,958
Long-term operating lease liabilities	36,775	42,101
Other long-term liabilities	12,197	12,168
Deferred income taxes	14,505	38,405
Total liabilities	332,069	341,258

Stockholders' equity
Class A common stock	8	8
Class U common stock	1	1
Additional paid-in capital	804,075	815,532
Accumulated deficit	(747,887)	(668,720)
Accumulated other comprehensive income (loss)	(755)	(801)
Total stockholders' equity	55,442	146,020
Total liabilities and equity	$387,511	$487,278

Entravision Communications

Entravision Communications Corporation

Consolidated Statements of Cash Flows (Unaudited)

(In thousands)

	Three-Month Period		Twelve-Month Period
	Ended December 31,		Ended December 31,
	2025	2024	2025	2024
Cash flows from operating activities:
Net income (loss)	$(18,205)	$(56,358)	$(79,167)	$(148,908)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	2,708	3,772	12,342	20,779
Impairment charge	26,002	61,220	55,380	110,658
Loss on lease abandonment	—	—	25,191	—
Deferred income taxes	(12,779)	(6,995)	(25,079)	(10,281)
Non-cash interest	415	61	1,410	284
Amortization of syndication contracts	99	111	427	450
Payments on syndication contracts	(100)	(114)	(390)	(451)
Non-cash stock-based compensation	2,878	1,426	10,980	13,848
(Gain) loss on marketable securities	(1)	—	(7)	110
(Gain) loss on disposal of property and equipment	186	71	199	277
Loss (gain) on the sale of businesses	—	48	—	45,187
(Gain) loss on debt extinguishment	—	—	214	91
Change in fair value of contingent consideration	—	—	—	(13,198)
Net income (loss) attributable to redeemable noncontrolling interest - discontinued operations	—	—	—	(2,779)
Changes in assets and liabilities, net of businesses acquired and disposed of:
(Increase) decrease in trade receivables, net	(5,644)	(519)	(26,197)	10,092
(Increase) decrease in prepaid expenses and other current assets, operating leases right of use asset and other assets	5,746	11,806	8,104	9,878
Increase (decrease) in accounts payable, accrued expenses and other liabilities	8,483	(1,746)	27,242	38,668
Net cash provided by (used in) operating activities	9,788	12,783	10,649	74,705
Cash flows from investing activities:
Proceeds from sale of assets/business, net of cash divested	—	2,486	—	(40,481)
Purchases of property and equipment	(1,115)	(2,174)	(7,135)	(8,463)
Purchases of marketable securities	(12)	(2,303)	(1,551)	(2,303)
Proceeds from sale of marketable securities	933	408	2,552	10,789
Proceeds from loan receivable	—	2,888	—	13,636
Net cash provided by (used in) investing activities	(194)	1,305	(6,134)	(26,822)
Cash flows from financing activities:
Tax payments related to shares withheld for share-based compensation plans	(2,318)	(2,537)	(2,318)	(2,564)
Payments on debt	(5,000)	—	(20,000)	(20,275)
Dividends paid	(4,552)	(4,504)	(18,199)	(17,975)
Distributions to noncontrolling interest	—	—	—	(1,078)
Payment of contingent consideration	—	(1,350)	—	(15,650)
Principal payments under finance lease obligation	(38)	(38)	(137)	(148)
Payments for debt issuance costs	—	—	(325)	—
Net cash provided by (used in) financing activities	(11,908)	(8,429)	(40,979)	(57,690)
Effect of exchange rates on cash, cash equivalents and restricted cash	—	—	—	(2)
Net increase (decrease) in cash, cash equivalents and restricted cash	(2,314)	5,659	(36,464)	(9,809)
Cash, cash equivalents and restricted cash:
Beginning	62,550	91,041	96,700	106,509
Ending	$60,236	$96,700	$60,236	$96,700